Exhibit 5.1

December 16, 2021

Globus Medical, Inc.

2560 General Armistead Avenue

Audubon, PA 19403

RE:    Globus Medical, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Globus Medical, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale of up to an aggregate of 13,221,961 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), that are subject to issuance by the Company upon the exercise or settlement of awards granted or to be granted under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Company’s 2012 Equity Incentive Plan (the “2012 Plan”, and together with the 2021 Plan, collectively, the “Plans”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, the Plans and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company, in the manner contemplated by the Registration Statement and in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP